                                             EXHIBIT 11

                               Falcon Products, Inc. and Subsidiaries
                               --------------------------------------

                                 COMPUTATION OF EARNINGS PER SHARE
                                            (Unaudited)
                                                                      Thirteen Weeks Ended
                                                              -----------------------------------
                                                              February 1,             January 27,
Primary Earnings Per Share:                                      1997                    1996
---------------------------                                   -----------             -----------
Average number of common shares outstanding                    9,745,602               9,522,661

Assumed exercise of options (treasury stock method)              197,540                 277,375
                                                              ----------              ----------

Shares for primary computation                                 9,943,142               9,800,036
                                                              ==========              ==========

Net earnings                                                  $1,866,065              $1,622,994
                                                              ==========              ==========

Net earnings per share                                             $ .19                   $ .17
                                                                   =====                   =====


Fully Diluted Earnings Per Share:
---------------------------------

Average number of common shares outstanding                    9,751,808               9,522,661

Assumed exercise of options (treasury stock method)              205,959                 281,323
                                                              ----------              ----------

Shares for fully diluted computation                           9,957,767               9,803,984
                                                              ==========              ==========

Net earnings                                                  $1,866,065              $1,622,994
                                                              ==========              ==========

Net earnings per share                                             $ .19                   $ .17
                                                                   =====                   =====

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